Exhibit 99.1

NEWS RELEASE
NEWS RELEASE
NEWS RELEASE

Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015

Contact:

Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS ANNOUNCES HOME PRODUCTS ACQUISITION

Company to Buy SBR, Inc., Maker of Simonton Windows,

a Leader in Growing Vinyl-Framed Window Category;

High-Return Acquisition Expected to Benefit EPS in 2006

Deerfield, IL, February 10, 2006 – Fortune Brands, Inc. today announced a definitive agreement to acquire SBR, Inc. and its leading brands in the growing markets for vinyl-framed windows and composite millwork.

The largest brand of privately-held SBR is Simonton Windows, the fast-growing #3 vinyl-framed window brand in North America and a leader in the replacement window category.

Simonton, which accounts for more than three quarters of SBR’s approximately $565 million in annual revenues, is an innovative brand that benefits from several favorable industry trends in the fragmented $10 billion windows market.

•	Vinyl-framed windows, which offer excellent energy efficiency and durability, are benefiting from a materials conversion at the expense of wood and aluminum-framed windows.
•	Vinyl-framed windows currently represent more than half of all windows sold and 60% of the windows used in the retrofit (replacement) market.
•	The demand for vinyl windows is projected to grow in both the retrofit and new construction segments over the next several years.
•	The majority of Simonton’s sales come from the retrofit segment.

Simonton a Leader in Attractive Retrofit Window Category

“This acquisition is another excellent high-return growth opportunity and the next logical step in building our successful Home & Hardware business,” said Fortune Brands chairman and chief executive officer Norm Wesley. “As a leader in the most attractive segment of the windows market – highly-profitable vinyl replacement windows –

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Simonton is a strong and growing brand with unsurpassed nationwide reach. With its innovative StormBreaker Plus windows, Simonton is also number one and growing in the rapidly expanding vinyl hurricane-resistant window category. Just as we’re seeing our Therma-Tru fiberglass entry doors gain share from wood and steel, vinyl has become the material of choice in windows and that trend is expected to continue, especially as consumers increasingly seek to enhance the energy efficiency and aesthetics of their homes.

“We expect this high-return acquisition to be accretive from the start, adding six to eight cents per share in the first 12 months and even more in succeeding years,” Wesley continued. The purchase price is approximately $630 million and is within the company’s target valuation range for high-return acquisitions. The acquisition will be financed with a combination of stock and debt. “The use of stock for part of the purchase price was very appealing to the seller and gave us added flexibility in making a high-return acquisition at an attractive valuation that we believe serves our shareholders well. At this point, we expect the stock component will be in the range of 60-70% of the total purchase price, contingent on the elections by SBR’s shareholders.”

Simonton Well Positioned for Continued Growth

“Simonton benefits from many of the same favorable demographics that support our faucet, cabinet and exterior door brands,” said Bruce Carbonari, president and CEO of Fortune Brands Home & Hardware. “With its product quality and innovation, industry-leading commitment to 7-day delivery, national distribution, retrofit market strength and excellent management team, Simonton is well positioned to keep growing share. The addition of SBR’s brands also creates opportunities for valuable cost synergies in materials, transportation and best practices across our Home & Hardware business, as well.”

In addition to the Simonton brand, the acquisition also includes leading brands in adjacent growing markets: Fypon, the #1 brand in the fast-growing urethane millwork market; Dixie-Pacific and Hartmann-Sanders, leading brands of advanced-materials architectural columns and porch railings; and Hy-Lite, the leading brand of acrylic block windows. “We like the adjacent moldings category, which is seeing a migration to the advanced materials that are helping drive growth for Fypon, Dixie-Pacific, Hartmann-Sanders and Hy-Lite,” Carbonari added. The acquisition does not include SBR’s Woodcraft Supply business.

“The acquisition of SBR and our home products brands by Fortune Brands better positions these companies for building their brands and taking our companies to the next level of excellence,” said Sam Ross, chairman and chief executive officer of SBR, Inc. “We’re especially pleased that the core values and dedication to operational excellence displayed by Fortune Brands so closely match the business strategies that have guided SBR since its inception. We believe this should be a seamless transition of ownership that helps strengthen the future for our companies and employees.”

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The acquired brands will join the Home & Hardware business of Fortune Brands, which includes Moen, the #1 faucet brand in North America, MasterBrand Cabinets, the #2 kitchen & bath cabinet business, Therma-Tru, the #1 brand of residential entry doors, Master Lock, the world’s #1 padlock brand, and Waterloo, the world’s largest manufacturer of tool storage. Fortune Brands’ home and hardware brands generated more than $4 billion in sales in 2005.

SBR is based in Parkersburg, West Virginia, and operates 12 manufacturing facilities in seven U.S. states and one in China.

The acquisition is subject to customary closing conditions and regulatory approvals, and is expected to close within the next few months.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $7 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Beam Global Spirits & Wine, Inc. is the company’s spirits and wine business. Major spirits and wine brands include Jim Beam and Maker’s Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks™ Coffee Liqueur, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including product and pricing pressures); consolidation of our trade customers and increased private-label products, particularly in the home and hardware industry; successful development of new products and processes; ability to secure and maintain

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rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the spirits and wine acquisition and the related integration of internal controls over financial reporting; ability to attract and retain qualified personnel; various external conditions, including general economic conditions, weather and business conditions; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of wholesale distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; the fact that our historical consolidated financial statements may not be indicative of future conditions and results due to our recent portfolio realignment; any possible downgrades of the Company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

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